Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Contango Oil & Gas Company

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statement of our report dated March 31, 2015, relating to Exaro Energy III LLC’s consolidated financial statements, which appears in Exhibit 99.4 of the Annual Report on Form 10-K of Contango Oil & Gas Company for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ BDO USA, LLP

Houston, Texas

January 27, 2017